Exhibit 5.1

MARTIN LIPTON HERBERT M. WACHTELL PAUL VIZCARRONDO, JR. PETER C. HEIN HAROLD S. NOVIKOFF THEODORE N. MIRVIS EDWARD D. HERLIHY DANIEL A. NEFF ANDREW R. BROWNSTEIN PAUL K. ROWE MARC WOLINSKY	DAVID M. SILK ROBIN PANOVKA DAVID A. KATZ ILENE KNABLE GOTTS JEFFREY M. WINTNER TREVOR S. NORWITZ BEN M. GERMANA ANDREW J. NUSSBAUM RACHELLE SILVERBERG STEVEN A. COHEN DEBORAH L. PAUL

51 WEST 52ND STREET

NEW YORK, N.Y. 10019-6150

TELEPHONE:(212) 403 -1000

FACSIMILE:(212) 403 -2000

__________

GEORGE A. KATZ (1965-1989)

JAMES H. FOGELSON (1967-1991)

LEONARD M. ROSEN (1965-2014)

__________

OF COUNSEL

				IGOR KIRMAN JONATHAN M. MOSES T. EIKO STANGE JOHN F. LYNCH WILLIAM SAVITT ERIC M. ROSOF MARTIN J.E. ARMS GREGORY E. OSTLING DAVID B. ANDERS ANDREA K. WAHLQUIST ADAM J. SHAPIRO	ELAINE P. GOLIN EMIL A. KLEINHAUS KARESSA L. CAIN RONALD C. CHEN GORDON S. MOODIE DONGJU SONG BRADLEY R. WILSON GRAHAM W. MELI GREGORY E. PESSIN CARRIE M. REILLY MARK F. VEBLEN
DAVID GRUENSTEIN STEVEN A. ROSENBLUM JOHN F. SAVARESE SCOTT K. CHARLES JODI J. SCHWARTZ ADAM O. EMMERICH GEORGE T. CONWAY III RALPH M. LEVENE RICHARD G. MASON MICHAEL J. SEGAL	DAVID C. KARP RICHARD K. KIM JOSHUA R. CAMMAKER MARK GORDON JOSEPH D. LARSON LAWRENCE S. MAKOW JEANNEMARIE O’BRIEN WAYNE M. CARLIN STEPHEN R. DiPRIMA NICHOLAS G. DEMMO	WILLIAM T. ALLEN MICHAEL H. BYOWITZ PETER C. CANELLOS DAVID M. EINHORN KENNETH B. FORREST THEODORE GEWERTZ RICHARD D. KATCHER MEYER G. KOPLOW DOUGLAS K. MAYER ROBERT B. MAZUR	DAVID S. NEILL BERNARD W. NUSSBAUM LAWRENCE B. PEDOWITZ ERIC S. ROBINSON PATRICIA A. ROBINSON* ERIC M. ROTH DAVID A. SCHWARTZ MICHAEL W. SCHWARTZ STEPHANIE J. SELIGMAN ELLIOTT V. STEIN	NELSON O. FITTS JOSHUA M. HOLMES DAVID E. SHAPIRO DAMIAN G. DIDDEN IAN BOCZKO MATTHEW M. GUEST DAVID E. KAHAN DAVID K. LAM BENJAMIN M. ROTH JOSHUA A. FELTMAN	VICTOR GOLDFELD EDWARD J. LEE BRANDON C. PRICE KEVIN S. SCHWARTZ MICHAEL S. BENN SABASTIAN V. NILES ALISON ZIESKE PREISS
		MARSHALL L. MILLER	WARREN R. STERN
		PHILIP MINDLIN	PATRICIA A. VLAHAKIS
		ROBERT M. MORGENTHAU	ANTE VUCIC
		DAVID M. MURPHY	AMY R. WOLF
* ADMITTED IN THE DISTRICT OF COLUMBIA
__________ COUNSEL
		DAVID M. ADLERSTEIN	ADAM M. GOGOLAK
		AMANDA K. ALLEXON	PAULA N. GORDON
		LOUIS J. BARASH	NANCY B. GREENBAUM
		FRANCO CASTELLI	MARK A. KOENIG
		DIANNA CHEN	LAUREN M. KOFKE
		ANDREW J.H. CHEUNG	J. AUSTIN LYONS
		PAMELA EHRENKRANZ	ALICIA C. McCARTHY
		UMUT ERGUN	S. CHRISTOPHER SZCZERBAN
		KATHRYN GETTLES-ATWA	JEFFREY A. WATIKER

September 19, 2016

Expedia, Inc.

333 108th Avenue N.E.

Bellevue, WA 98004

Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Expedia, Inc., a Delaware corporation (“Expedia” or the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-8 (the “Registration Statement”) relating to 10,000,000 shares of Expedia common stock, $0.0001 par value per share (the “Securities”), to be issued upon the exercise of options and in connection with grants of other equity-based awards under the Fourth Amended and Restated Expedia, Inc. 2005 Stock and Annual Incentive Plan.

In rendering this opinion, we have examined such corporate records and other documents (including Expedia’s charter and bylaws as currently in effect and the Registration Statement), and we have reviewed such matters of law, as we have deemed necessary or appropriate. In rendering this opinion, we have, with your consent, relied upon oral and written representations of officers of the Company and certificates of officers of the Company and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates. In addition, in rendering this opinion we have, with your consent, assumed the

WACHTELL, LIPTON, ROSEN & KATZ

genuineness of all signatures or instruments relied upon by us, and the conformity of certified copies submitted to us with the original documents to which such certified copies relate.

We are members of the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware.

Based on the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that upon issuance and delivery pursuant to the terms and conditions set forth in the Registration Statement, the Securities will be legally issued, fully paid and nonassessable.

We hereby consent to be named in the Registration Statement and in the related prospectus contained therein as the attorneys who passed upon the legality of the Securities and to the filing of a copy of this opinion and consent as Exhibit 5.1 and Exhibit 23.1, respectively, to the Registration Statement.

In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date of effectiveness of the Registration Statement that might affect the opinions expressed herein.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz